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                                                                     EXHIBIT 4.3

                           COMMERCIAL CREDIT COMPANY,

                                    CITICORP,

                                                              AS GUARANTOR

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                                            AS SUCCESSOR TRUSTEE



                          Second Supplemental Indenture

                            Dated as of _______, 1999



                                  to Indenture

                          Dated as of December 1, 1986
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         THIS SECOND SUPPLEMENTAL INDENTURE dated as of ________, 1999 (the
"Second Supplemental Indenture"), by and among Commercial Credit Company, a corporation organized and existing under the laws of the State of Delaware ("CCC"), Citicorp, a corporation organized and existing under the laws of the State of Delaware, as guarantor, and The First National Bank of Chicago, a national banking association, having its principal office in _____________, as successor trustee (the "Trustee");

         WHEREAS, CCC has heretofore executed and delivered to the Trustee (i) an indenture dated as of December 1, 1986 (the "Original Indenture"), providing for the issuance by CCC from time to time of its senior debt securities and (ii) a first supplemental indenture to the Original Indenture dated as of June 13, 1990 (the "First Supplemental Indenture," and the Original Indenture, as supplemented by the First Supplemental Indenture, the "Indenture");

         WHEREAS, on the date hereof, CCC will become an indirect wholly owned subsidiary of Citicorp;

         WHEREAS, CCC currently has issued and outstanding $6.05 billion of debt securities (the "Notes") under the Indenture; and

         WHEREAS, as long as CCC remains an indirect wholly owned subsidiary of Citicorp and the Notes remain outstanding, Citicorp desires to fully and unconditionally guarantee the payment obligations of CCC with respect to the Notes;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH: That in order to effectuate the guarantee described in the preceding paragraph, Citicorp agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Notes (the "Holders"), as follows:

                                   ARTICLE ONE
                                    Guarantee

                  Citicorp does hereby fully and unconditionally guarantee (the "Guarantee") to the Holders the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the performance of every covenant of the Indenture on the part of CCC to be performed or observed (the "Obligations") in accordance with the provisions of the Indenture, as supplemented, as provided below:

         (a) Notice of acceptance of the Guarantee and of default of performance by CCC is expressly waived, and payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment in accordance with the provisions of the Indenture, stating the fact of default of performance, mailed to Citicorp at the following address:
                  Citicorp, Office of Corporate Finance, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attention: Gregory C. EhIke, Vice President.

         (b) The obligations of Citicorp under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Obligations; (2) any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or (3) any extension, moratorium or other relief granted to CCC pursuant to any applicable law or statute.

         (c) The Guarantee shall be irrevocably valid until, and no claim may be asserted under the Guarantee after, the earliest to occur of: (1) the fifth business day following the maturity date of all the Notes, either upon their respective stated maturities, redemption or otherwise; (2) the date on which CCC ceases to be a wholly owned subsidiary of Citicorp, as set forth in an Officer's Certificate of Citicorp delivered to the Trustee; and (3) the date on which Citicorp
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                  ceases to be a reporting company under the Securities Exchange
                  Act of 1934, as amended, as set forth in an Officer's Certificate of Citicorp delivered to the Trustee.

         (d) Citicorp shall be obligated to make payment under the Guarantee only by payment to the Trustee, for the benefit of the Holders, at the same address as CCC is obligated to make payment, provided that such address must be in the United States.

         (e) Citicorp shall have no obligation to make payment or take action under the Guarantee during any period when payment by CCC, in accordance with the provisions of the Indenture, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

         (f) For purposes of delivering any reports required by the Indenture concerning the obligor on the Notes, so long as the Guarantee is in effect, such reports shall pertain to Citicorp.

         (g) Citicorp may assign its obligations under the Guarantee to any of its affiliates, upon providing written notice of such assignment to the Trustee, whereupon such assignee shall be substituted in lieu of Citicorp with respect to the performance of the Obligations theretofore to be performed by Citicorp as described in this Article One.

                                   ARTICLE TWO
                            Miscellaneous Provisions


         SECTION 2.1 Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.

         SECTION 2.2 Responsibility for Recitals, etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of CCC, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee makes no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by CCC or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by CCC.

         SECTION 2.3 Provisions Binding on CCC's Successors. All of the covenants, stipulations, premises and agreements made in this Second Supplemental Indenture by CCC and Citicorp shall bind their respective successors and assigns whether so expressed or not.

         SECTION 2.4 New York Contract. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 2.5 Execution and Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          COMMERCIAL CREDIT COMPANY

                                          By:________________________
                                             Name:
                                             Title:


ATTEST:

By:_______________________________
     Name:
     Title:




                                          CITICORP, as Guarantor

                                          By:________________________
                                             Name:
                                             Title:

ATTEST:

By:_______________________________
     Name:
     Title:



                                          THE FIRST NATIONAL BANK OF CHICAGO, as
                                          Successor Trustee

                                          By:________________________
                                             Name:
                                             Title:


ATTEST:

By:_______________________________
     Name:
     Title:
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STATE OF New York  )
                   ) ss.:
COUNTY OF New York )

         On this ____ day of _______, 1999 before me personally came _________, to me personally known, who, being by me duly sworn, did depose and say that [s]he resides in ____________________, that [s]he is a[n] _____________________
of Commercial Credit Company, one of the corporations described in and which executed the above instrument, that [s]he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that [s]he signed his/her name thereto by like authority.

[NOTARIAL SEAL]

                                               _________________________________
                                               Notary Public


STATE OF New York  )
                   ) ss.:
COUNTY OF New York )

         On this ____ day of _______, 1999 before me personally came _________, to me personally known, who, being by me duly sworn, did depose and say that [s]he resides in ____________________, that [s]he is a[n] _____________________
of Citicorp, one of the corporations described in and which executed the above instrument, that [s]he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that [s]he signed his/her name thereto by like authority.

[NOTARIAL SEAL]


                                               _________________________________
                                               Notary Public

STATE OF New York  )
                   ) ss.:
COUNTY OF New York )

         On this ____ day of _______, 1999 before me personally came _________, to me personally known, who, being by me duly sworn, did depose and say that [s]he resides in ____________________, that [s]he is a[n] _____________________
of The First National Bank of Chicago, one of the corporations described in and which executed the above instrument, that [s]he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that [s]he signed his/her name thereto by like authority.

[NOTARIAL SEAL]


                                               _________________________________
                                               Notary Public